                                                                     EXHIBIT D.3

                            AUCTION MARKET PREFERRED
                    SHARE(S) OF BENEFICIAL INTEREST, SERIES M

                          PAR VALUE $0.00001 PER SHARE
                    $25,000 Liquidation Preference per Share

Number
------
  1

THIS CERTIFICATE IS TRANSFERABLE                           CUSIP_____________
IN CANTON, MA, JERSEY CITY,                                SEE REVERSE SIDE FOR
NJ OR NEW YORK, NY                                         CERTAIN DEFINITIONS

                           AEW REAL ESTATE INCOME FUND
                                SHARE CERTIFICATE


     This certifies that Cede & Co. is the owner of ___________________ (______) fully paid and non-assessable Auction Market Preferred Share(s) of Beneficial Interest, Series M, Par Value $0.00001 Per Share, $25,000 Liquidation Preference Per Share, of AEW Real Estate Income Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of September 18, 2002, establishing the Fund, and all amendments and restatements thereto, copies of which are on file with the Secretary of the Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated Bylaws of the Fund, and all amendments and restatements thereto, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:

  Deutsche Bank Trust Company Americas
  Transfer Agent and Registrar

BY:

_______________________     ________________________     _______________________
 Authorized Signature              Treasurer                   President

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

     The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation   Equivalent                       Abbreviation              Equivalent
------------   ----------                       ------------              ----------
JT TEN         As joint tenants, with rights    TEN IN COM                As tenants in common
               of survivorship and not as       TEN BY ENT                As tenants by the entireties
               tenants in common                UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors Act

Abbreviation   Equivalent                       Abbreviation              Equivalent
------------   ----------                       ------------              ----------
ADM            Administrator(s)                 FDN                       Foundation
               Administratrix                   PL                        Public Law
AGMT           Agreement                        TR                        (As) trustee(s) for, of
CUST           Custodian for                    UA                        Under Agreement
EST            Estate, Of estate of             UW                        Under will of, Of will of,
EX             Executor(s), Executrix                                     Under last will & testament
FBO            For the benefit of

    Additional abbreviations may also be used though not in the above list.

                                 TRANSFER FORM
                                 -------------

     For value received, ____________________ hereby sell, assign and transfer
unto:                         (I/We)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________      __________________________________________________________
                      Please Print or Typewrite Name and Address
                      (including postal Zip Code of Assignee)


________________________________________________________________________________


________________________________________________________________________________


________________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated _________________,  _______


Signature(s)___________________________________________________________________
            (The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign).

Signature Guaranteed By


--------------------------------------------------------------------------------
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE
                                ----------------

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

     This certificate is issued subject to the provisions restricting transfers of the Auction Market Preferred Shares of Beneficial Interest, Series M, contained in the Amended and Restated Bylaws of AEW Real Estate Income Fund.